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    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION 0F CORPORATIONS
FILED 04: 06 PM 09/30/1998
   981380644 - 2950918


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                       GENESIS ELDERCARE CENTERS III, L.P.


First. The name of this Limited Partnership shall be: Genesis ElderCare Centers III, L.P.

Second. Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, Delaware, 19801, County of New Castle, its registered agent is the Corporation Trust Company at such address.

Third. The name, and mailing address of each general partner is as follows:

             Genesis ElderCare Partnership Centers, Inc.
             101 East State Street
             Kennett Square, PA 19348

Fourth.      Any other matters the partners determine to include therein:

   IN WITNESS WHEREOF, the undersigned, being the general partner herein before named, here executed, signed and acknowledged this certificate of Limited Partnership this 29th day of September, 1998.


                                     Genesis ElderCare Partnership Centers,
                                     Inc.

                                     By: Genesis Healthcare Centers Holdings,
                                         Inc., its sole shareholder


                                     /s/ Ira C. Gubernick
                                     -------------------------------------------
                                     Name: Ira C. Gubernick
                                     Title: Incorporator